Registration No. 333‑205980

As filed with the Securities and Exchange Commission on July 30, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Equitable Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	32-0467709
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

113 North Locust Street

Grand Island, Nebraska 68801

(Address of Principal Executive Offices)

Equitable Bank Employees’ Savings and Profit Sharing Plan

(Full Title of the Plan)

Copies to:

Mr. Thomas E. Gdowski	David J. Routh, Esq.
President and	Shannon E. Fallon, Esq.
Chief Executive Officer	Cline Williams Wright Johnson & Oldfather, L.L.P.
Equitable Financial Corp.	1900 U.S. Bank Building
113 North Locust Street	233 South 13th Street
Grand Island, Nebraska 68801	Lincoln, Nebraska 68508
(308) 382‑3136	(402) 474‑6900
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b‑2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ X ]
Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.464.

EXPLANATORY NOTE

Equitable Financial Corp. is a federal savings and loan holding company and the classes of securities to which this Registration Statement relates are held by fewer than 1200 shareholders of record.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Equitable Financial Corp. is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, and all other securities registered under the Registration Statement that remain unsold.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S‑8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Island, in the State of Nebraska, on this 30th day of July, 2018.

EQUITABLE FINANCIAL CORP.

By:	/s/ Thomas E. Gdowski
Thomas E. Gdowski
President, Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Equitable Financial Corp. (the “Company”) hereby severally constitute and appoint Thomas E. Gdowski, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas E. Gdowski may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock and participation interests offered or sold to the Equitable Bank Employees’ Savings and Profit Sharing Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Thomas E. Gdowski shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Thomas E. Gdowski	President, CEO and Director	July 30, 2018
Thomas E. Gdowski	(Principal Executive Officer)

/s/ Darcy M. Ray	CFO (Principal Accounting and Financial	July 30, 2018
Darcy M. Ray	Officer)

/s/ Vincent J. Dugan	Director	July 30, 2018
Vincent J. Dugan

/s/ Levi D. Fisher	Director	July 30, 2018
Levi D. Fisher

/s/ Gary L. Hedman	Director	July 30, 2018
Gary L. Hedman

/s/ Pamela L. Price	Director	July 30, 2018
Pamela L. Price

/s/ David L. Richardson	Director	July 30, 2018
David L. Richardson

/s/ Douglas J. Redman	Director	July 30, 2018
Douglas J. Redman

/s/ Benedict P. Wassinger, Jr.	Director	July 30, 2018
Benedict P. Wassinger, Jr.

/s/ William B. Westering	Director	July 30, 2018
William B. Westering

The Plan.  Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Equitable Bank Employees’ Savings and Profit Sharing Plan) have duly caused this Post-Effective Amendment to Registration Statement on Form S‑8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Island, in the State of Nebraska, on this 30th day of July, 2018.

Equitable Bank Employees’ Savings and Profit Sharing Plan

By:	/s/ Thomas E. Gdowski
Thomas E. Gdowski
President and Chief Executive Officer
(Duly Authorized Representative)